UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2005 the Compensation Committee of the Board of Directors of Unit Corporation approved and the Board of Directors ratified (and approved, where required), the following compensation for the company's executive officers for 2006:

Name and Principal		Cash	Restricted Stock
Position(s)	Salary($)	Bonus($)	Award(s)(#)
Larry D. Pinkston
President and CEO	450,000	200,015	1,715

Mark E. Schell
Sr. V. P., Secretary and
General Counsel	220,000	126,686	1,086

David T. Merrill
CFO and Treasurer	200,000	116,642	1,001

The cash bonuses represented above are payable in three annual installments, commencing in January 2006. The first installment will be in the amount of 50% of the award and the balance will be paid in two equal installments. Receipt of these amounts is contingent on the employee remaining in the employment of the company.

The Restricted Stock awards were issued under the company's Shareholder approved Stock Bonus Plan and evidenced by a Restricted Stock Bonus Agreement entered into between each of the above employees and the company. Each agreement, in addition to certain other provisions, provides that one-half of the Restricted Shares vests on January 1, 2007 and the other one-half vests on January 1, 2008, subject in each case to the employee remaining in the employment of the company. In the event of a "change in control" of the company (as defined in the agreement), any unvested shares will immediately vest in the recipient. The foregoing discussion of the Restricted Stock Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the agreement, which is incorporated by reference into this Item 1.01.

Also on December 13, 2005, the Board of Directors amended the company's directors' cash compensation arrangements effective January 1, 2006. As a result of these amendments, the various components of the cash compensation paid to the company's directors will be as follows:

Annual retainer payable quarterly	$30,000
Annual retainer for each committee a Board member serves on payable quarterly	$2,000
Each Board meeting attended	$1,500
Each committee meeting attended	$1,500
Additional compensation for service as Chairman of the Audit Committee	$7,500
Additional compensation for service as Chairman for each of the Compensation
Committee and Nominating & Governance Committee	$3,500
Reimbursement for travel expenses incurred attending stockholder, Board
and committee meetings	Yes

Item 9.01 Financial Statements and Exhibits .

(d)	Exhibits.

10.1	Form of Unit Corporation Restricted Stock Bonus Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: December 15, 2005	By:	By: /s/ Mark E. Schell
Name: Mark E. Schell
Senior Vice President and General Counsel

EXHIBIT INDEX

10.1	Form of Unit Corporation Restricted Stock Bonus Agreement.